UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2009

LEXICON UNITED INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-33131	06-1625312
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4500 Steiner Ranch Blvd., Suite 1708, Austin, TX		78732
(Address of principal executive offices)		(Zip Code)

(512) 266-3507 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Lexicon United Incorporated’s subsidiary, ATN Capital e Participacoes Ltd. ("ATN"), a Brazilian company which specializes in debt recovery, has reached an agreement with Ativos S/A Securitizadora to provide collection services relative to a new portfolio with a face value of over 671 million Brazilian Reais (approximately $372 million) of distressed debt assets of Banco do Brasil SA. At the same time, ATN has improved its capabilities to handle up to a 50% higher collection volume generated from its customer base.

On October 9, 2009, the Registrant issued a press release announcing the aforementioned agreement.

A copy of the press release is included as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are furnished herewith:

99.1 Press release dated October 9, 2009.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXICON UNITED, INC.
Registrant

October 13, 2009	By: /s/ Elie Saltoun
Elie Saltoun
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 9, 2009